EXECUTION COPY

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT
OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE
This Confidential Settlement Agreement and Release (the “Settlement Agreement”) is made and entered into by and between Gaiam, Inc. and Gaiam Americas, Inc. (collectively referred to as “Gaiam”) and Cinedigm Corp. and Cinedigm Entertainment Holdings, LLC (collectively referred to as “Cinedigm”) as of September 29, 2015 (the “Effective Date”). Gaiam and Cinedigm are referred to in this Settlement Agreement individually as a “Party” and collectively as the “Parties.”
1.BACKGROUND FACTS
This Settlement Agreement is made in light of the following facts:

1.1
As of approximately October 17, 2013, the Parties entered into the Membership Interest Purchase Agreement (“MIPA”), the Transition Services Agreement (“TSA”), the Cash Allocation Agreement (“CAA”), the Escrow Agreement, and the Contribution Agreement (collectively, and including any amendments to the foregoing, the “Agreements”) in connection with Cinedigm’s acquisition of Gaiam’s entertainment media business (or “EMB”) (herein, the “Acquisition”);

1.2	After the Acquisition’s closing, Gaiam provided certain services to Cinedigm pursuant to the TSA and the CAA (the “TSA/CAA Services”);

1.3
On January 19, 2015, Gaiam filed a Demand for Arbitration with the American Arbitration Association (“AAA”), and several days later Cinedigm filed a Counterclaim (which was subsequently amended), and the action was styled as Gaiam, Inc., et al. v. Cinedigm Corp., et al., Case No. 01-15-0002-4437 (the “AAA Arbitration”);

1.4
On February 11, 2015, Cinedigm filed a state court complaint to compel Gaiam to participate in a working capital arbitration, which was removed on March 4, 2015 to the United States District Court for the Central District of California and was thereafter styled as Cinedigm Corp., et al. v. Gaiam, Inc., et al., Case No. 2:15-cv-01557-SJO-AS (the “Court Litigation”).

1.5
Pursuant to an engagement letter entered into as of May 15, 2015, the parties commenced a working capital arbitration before Mr. Troy Dahlberg of KPMG (“KPMG”), and a Final Determination was issued as of September 11, 2015 (the “Working Capital Arbitration”);

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM CORP. OF CERTAIN PROVISIONS OF THIS
AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

2.    SETTLEMENT OBLIGATIONS

2.1
Within three (3) business days after the Effective Date, the Parties shall file a joint stipulation and proposed order with the arbitrator in the AAA Arbitration to dismiss all claims and counterclaims in the AAA Arbitration with prejudice, and with each side bearing its own fees and costs.

2.2
Gaiam will not seek to confirm the arbitration award issued by KPMG in the Working Capital Arbitration, or to otherwise demand payment thereunder. The Parties agree to bear their own fees and costs in connection with the Working Capital Arbitration.

2.3	Within fourteen (14) business days after the Effective Date, Gaiam will pay $2.3 million (Two Million Three Hundred Thousand Dollars) to Cinedigm via wire payment to the following account, as follows:
ACCOUNT NAME:
CINEDIGM CORPORATION CONCENTRATION ACCOUNT
ACCOUNT NUMBER:

ABA NUMBER:
322270288
SWIFT CODE:
OWBKUS6L
BANK:
CIT Bank, N.A.,
888 East Walnut Street
Pasadena, CA 91101
Contact: Joel Martinez, Assistant Vice President Client Banking Services
Tel: 626-535-2331

2.4
The Parties agree that they will conduct a further arbitration (herein, the “Reconciliation Arbitration”). In this regard, Cinedigm alleges that Gaiam has improperly retained cash received after the Acquisition’s closing relating to the EMB and which is owed to Cinedigm, as reflected by the amounts identified in lines A through T of the chart entitled “Accounts Receivable Reconciliation” and submitted by Cinedigm in connection with the September 13, 2015 mediation, and which is attached hereto as Exhibit A. Gaiam, for its part, denies that Cinedigm’s allegations have any merit and further disagrees with (1) the dollar amounts listed on lines A through T of Exhibit A; (2) the descriptions and categorizations that appear on lines A through T of Exhibit A; and (3) Cinedigm’s assertion that lines A through T of Exhibit A constitute the entire universe of transactions relevant to its contentions. The Parties, however, have agreed that the following provisions shall govern the Reconciliation Arbitration:

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM CORP. OF CERTAIN PROVISIONS OF THIS
AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

2.4.1	The arbitrator’s sole task (and sole authority) in the Reconciliation Arbitration shall be to calculate the Cash Remittance Shortfall (if any).

2.4.2
“Cash Remittance Shortfall” shall mean the amount (if any) by which Gaiam’s EMB Post-Closing Cash Receipts exceed Gaiam’s EMB Post-Closing Remittances. “Gaiam’s EMB Post-Closing Cash Receipts” shall mean cash actually received by Gaiam after closing in payment of “Media Co. Receivables” (as defined by the MIPA and by the CAA). Gaiam’s EMB Post-Closing Cash Receipts expressly include cash receipts for receivables identified in the final calculation of Closing Working Capital and cash receipts for Media Co Receivables from post-Acquisition sales, but expressly exclude the $2,000,000 that Gaiam was contractually entitled to retain under the MIPA with respect to Netflix receivables. For the avoidance of doubt, Gaiam’s allocation of and accounting for Gaiam’s EMB Post-Closing Cash Receipts shall be considered by the arbitrator in order to calculate the Cash Remittance Shortfall (if any). “Gaiam’s EMB Post-Closing Remittances” shall mean monies that Gaiam remitted directly to Cinedigm or to the “Escrow Account” (as defined in the MIPA) for distribution to Cinedigm as specified by the CAA.

2.4.3
For the avoidance of doubt, the purported validity or invalidity of any receivable (including any chargeback debit memo) under GAAP or otherwise, including whether a receivable (or chargeback debit memo) is “collectible,” shall not be considered by the arbitrator. By way of example, and not by limitation, the arbitrator shall not consider lines U through Z of Exhibit A to this Settlement Agreement. It is expressly agreed that such matters are outside the scope of the Reconciliation Arbitration.

2.4.4
The Parties shall mutually select a single arbitrator (“Arbitrator”), who must be a CPA presently employed by a recognized firm capable of serving as an accounting expert and who must have experience with accounting for sales of retail consumer products, to preside over the Reconciliation Arbitration. This selection shall occur within 15 days after the Effective Date. The Parties further agree that the Arbitrator may, in his or her discretion, retain an independent consultant (who must be jointly approved by the Parties) who has knowledge regarding the physical and digital distribution of retail consumer products, including the process of reconciling accounts receivable with chargebacks and other debits, in order to assist with the Reconciliation Arbitration (“Independent Consultant”).

2.4.5
The Parties agree that any documents that they produced or used in the Working Capital Arbitration and/or in the AAA Arbitration may be used in the Reconciliation Arbitration. Additionally, subject to the entry of a non-disclosure agreement, the Parties agree to provide the Arbitrator with access to any non-attorney-client-privileged information that the Arbitrator deems necessary to conduct the Reconciliation Arbitration and to calculate the Cash Remittance Shortfall, including non-privileged information related to Gaiam’s separate fitness business and Gaiam’s accounting records and information related to Cinedigm’s consolidated

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM CORP. OF CERTAIN PROVISIONS OF THIS
AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

entertainment business and Cinedigm’s accounting records. The Parties will also provide all such information provided to the Arbitrator to the other Party.

2.4.6
The Arbitrator shall have the authority to conduct the Reconciliation Arbitration in the manner that he or she deems appropriate. The Parties, however, will be afforded the opportunity to submit initial briefs setting forth their respective positions in writing, as well as the opportunity to file replies to the initial briefs. To the extent the Arbitrator deems oral argument to be necessary, oral argument in the Reconciliation Arbitration shall be held as requested by the Arbitrator. The Arbitrator will use his or her best efforts to complete the arbitration process no later than 60 days after the Arbitrator has been selected. The Parties shall also request that the Arbitrator issue a reasoned award.

2.4.7	***

2.4.8
Within five (5) business days after the Arbitrator renders the final award in the Reconciliation Arbitration, the Parties will notify each other as to whether they intend to file a petition to vacate and/or modify the final award. If neither Party provides notice of its intent to file such a petition within the foregoing period, Gaiam will, within five (5) business days thereafter, pay to Cinedigm the Cash Remittance Shortfall, consistent with and subject to the limitations identified in paragraph 2.4.7 above, via wire payment as described in paragraph 2.3 above. If Gaiam provides notice of its intent to file such a petition within the foregoing period, Gaiam will pay to Cinedigm $1.0 million of the Cash Remittance Shortfall identified in the Arbitrator’s final award, representing the minimum award allowable under paragraph 2.4.7 above, within five (5) business days after providing such notice of intent.

2.4.9
Each side shall bear its own fees and costs in connection with the Reconciliation Arbitration, and shall split the Arbitrator’s fees equally (as well as any fees incurred by an Independent Consultant).

3.    RELEASE

3.1	Release of Claims.

3.1.1
Except for the obligations under this Settlement Agreement, Gaiam, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, and affiliated or related companies, and each of their respective present and former officers, directors, employees, representatives, agents, attorneys, insurers, and assigns, and each of them (the “Gaiam Releasing Parties”), hereby knowingly and voluntarily fully and forever releases and discharges Cinedigm and its predecessors, successors, parents, subsidiaries, and affiliated or related companies,

*** CONFIDENTIAL PROVISIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM CORP. OF CERTAIN PROVISIONS OF THIS
AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

3.1.2
and each of their respective present and former officers, directors, employees, representatives, agents, attorneys, insurers, and assigns, and each of them (the “Cinedigm Releasees”), from any and all claims, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, attorneys’ fees, expenses, damages, judgments, orders, and liabilities of whatever kind or nature in law, equity, or otherwise, by reason of any matter, cause, or thing whatsoever, whether now known or unknown, suspected or unsuspected, subject to dispute or otherwise, from the beginning of time through the Effective Date, that the Gaiam Releasing Parties, or any of them, may have had, now have, or may hereafter purport to have against the Cinedigm Releasees, or any of them, including, without limitation, with respect to any matters arising out of, in connection with, or related to the Agreements, the Acquisition, the TSA/CAA Services, the AAA Arbitration, the Court Litigation, and/or the Working Capital Arbitration (the “Gaiam Released Claims”).

3.1.3
Except for the obligations under this Settlement Agreement, Cinedigm, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, and affiliated or related companies, and each of their respective present and former officers, directors, employees, representatives, agents, attorneys, insurers, and assigns, and each of them (the “Cinedigm Releasing Parties”), hereby knowingly and voluntarily fully and forever releases and discharges Gaiam and its predecessors, successors, parents, subsidiaries, and affiliated or related companies, and each of their respective present and former officers, directors, employees, representatives, agents, attorneys, insurers, and assigns, and each of them (the “Gaiam Releasees”), from any and all claims, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, attorneys’ fees, expenses, damages, judgments, orders, and liabilities of whatever kind or nature in law, equity, or otherwise, by reason of any matter, cause, or thing whatsoever, whether now known or unknown, suspected or unsuspected, subject to dispute or otherwise, from the beginning of time through the Effective Date, that the Cinedigm Releasing Parties, or any of them, may have had, now have, or may hereafter purport to have against the Gaiam Releasees, or any of them, including, without limitation, with respect to any matters arising out of, in connection with, or related to the Agreements, the Acquisition, the TSA/CAA Services, the AAA Arbitration, the Court Litigation, and/or the Working Capital Arbitration (the “Cinedigm Released Claims”).

3.1.4
The term “Releasing Parties” means, as applicable, the Gaiam Releasing Parties and/or the Cinedigm Releasing Parties. The term “Releasees” means, as applicable, the Gaiam Releasees and/or the Cinedigm Releasees. The term “Released Claims” means, as applicable, the Gaiam Released Claims and/or the Cinedigm Released Claims.

3.2
Other or Additional Facts. The Releasing Parties expressly and knowingly acknowledge that they may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to the Released Claims, and which, if known to them

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM CORP. OF CERTAIN PROVISIONS OF THIS
AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

at the time they executed this Settlement Agreement, may have materially affected their decision to execute this Settlement Agreement. The Releasing Parties acknowledge and agree that by reason of this Settlement Agreement and the releases contained herein, they are voluntarily, knowingly, and after receiving the advice of counsel assuming any risk of such unknown facts and such unknown and unsuspected claims and that this Settlement Agreement shall be and shall remain in full force and effect in all respects.

3.3	Unknown Claims. The Releasing Parties further acknowledge that they have been advised of the existence of § 1542 of the California Civil Code, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Notwithstanding such provision, this Settlement Agreement shall constitute a full release of the Released Claims in accordance with its terms. The Releasing Parties knowingly and voluntarily waive the provisions of § 1542, as well as any other statute, law, or rule of similar effect.

3.4
Covenant Not to Sue. Except for the Reconciliation Arbitration and/or for the purpose of otherwise enforcing the terms of this Settlement Agreement, the Releasing Parties agree to refrain and forbear forever from commencing, instituting, prosecuting, or directly or indirectly participating in, or filing any claim for damages or demand in connection with, any lawsuit, action, or proceeding against the Releasees, or any of them, based upon any of the Released Claims.

4.    GENERAL PROVISIONS

4.1
Successors in Interest. This Settlement Agreement, including the releases herein contained, shall be binding upon and inure to the benefit of the Parties and each of their successors-in-interest, including, without limitation, heirs, permitted assigns, and beneficiaries.

4.2	No Assignment or Transfer.

4.2.10
Gaiam represents and warrants that no other person or entity has, or has had, any interest in any of the Gaiam Released Claims; that it has the sole rights and exclusive authority to execute this Settlement Agreement on behalf of the Gaiam Releasing Parties; and that it has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the Gaiam Released Claims.

4.2.11
Cinedigm represents and warrants that no other person or entity has, or has had, any interest in any of the Cinedigm Released Claims; that it has the sole rights and exclusive authority to execute this Settlement Agreement on behalf of the Cinedigm Releasing Parties; and that it has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the Cinedigm Released Claims.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM CORP. OF CERTAIN PROVISIONS OF THIS
AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

4.2.12
Each Party agrees to indemnify, defend, and hold harmless any person or entity released by such Party in this Settlement Agreement, against all claims, demands, controversies, liabilities, damages, debts, obligations, costs, expenses, losses, compensation, reasonable outside attorneys’ fees, and causes of action of any kind or nature, in law or in equity, incurred by such person or entity as a result of any other person or entity asserting any such claim, complaint, or right, or any such assignment, transfer, conveyance, or other disposition of any of the Released Claims by such Party.

4.3	No Admission of Liability. This Settlement Agreement does not constitute an admission by any of the Releasees of any liability or wrongdoing whatsoever.

4.4
Mutually Drafted Settlement Agreement. Each of the Parties has been fully and competently represented by counsel of their own choosing in the negotiations and drafting of this Settlement Agreement. Accordingly, the Parties agree that any rule of construction of contracts resolving any ambiguities against the drafting Party shall be inapplicable to this Settlement Agreement. Each term of this Settlement Agreement is contractual, not a mere recital, and is the result of negotiations between the Parties.

4.5
Final Written Expression. This Settlement Agreement is integrated and once accepted according to its terms is intended by the Parties as a final and complete expression of their agreement with respect to the subject matter addressed herein. This Settlement Agreement supersedes any and all prior or contemporaneous agreements, negotiations, or understandings, written or oral, between the Parties regarding the subject matter addressed herein. The Parties hereto, and each of them, acknowledge that no other Party nor any agent or attorney for any other Party has made any promise, representation, or warranty whatsoever, express or implied, written or oral, not contained herein, concerning the subject matter hereof to induce the execution of this Settlement Agreement, and each of the Parties acknowledges that it has not executed this Settlement Agreement in reliance on any promise, representation, or warranty not contained herein.

4.6
Amendment. This Settlement Agreement may not be amended, modified, or terminated, in whole or in part, except by an instrument in writing duly executed by the Parties or their authorized representatives.

4.7
Confidentiality. Except as set forth below, the Parties agree to keep confidential and not disclose, describe, or discuss, either directly or indirectly, in any manner whatsoever, any information regarding the terms or substance of this Settlement Agreement to or with any person or entity. The Parties may disclose only that the dispute was satisfactorily resolved.

4.7.1
Notwithstanding the provisions of paragraph 4.7 above, the Parties may disclose in confidence to their Board of Directors, employees, lawyers, accountants, insurers, financial advisors, creditors, and consultants such information concerning the terms of this Settlement Agreement as is necessary for such individuals to perform their professional functions, such information as may be required for compliance with statute or regulation or requested by governmental or regulatory authorities, such

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM CORP. OF CERTAIN PROVISIONS OF THIS
AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

information as may be necessary to defend legal action brought by third parties, and such information as may be necessary to enforce this Settlement Agreement.

4.7.2
If disclosure of the terms of this Settlement Agreement is sought by court order, subpoena, or via some other discovery request, the Party from whom such disclosure is sought may make such disclosure, provided that said Party first notifies the other Party in writing as soon as practicable, but in no event later than five (5) business days from the date of service or the receipt of the court order, subpoena, or other discovery request, and, to the extent possible, no later than three (3) business days prior to the requested production. The Party from whom disclosure is sought shall not oppose any effort by the other Party for a protective order or other relief from the court order or subpoena.

4.8	Non-Disparagement. The Parties shall not disparage the Releasees regarding the subject matter of the Released Claims or the Reconciliation Arbitration.

4.9
Waiver. Any waiver of any term of this Settlement Agreement must be in writing and signed by the Party waiving its rights hereunder. Conduct that is arguably or actually inconsistent with rights granted under this Settlement Agreement shall not constitute a waiver unless an intent to waive rights under this Settlement Agreement is clearly expressed in writing as required by this paragraph. The waiver of any term or condition contained in this Settlement Agreement shall not be construed as a waiver of any other term or condition contained in this Settlement Agreement.

4.10
Warranty of Independent Advice. Each Party warrants and represents that it has received independent legal advice from such Party’s attorney with respect to the rights and obligations arising from, and the advisability of executing, this Settlement Agreement and with respect to the waiver of Section 1542 of the California Civil Code.

4.11
Warranty of Due Authorization. Each Party warrants and represents that such Party is fully entitled and duly authorized to enter into and deliver this Settlement Agreement. In particular, and without limiting the generality of the foregoing, each Party warrants and represents that it is fully entitled to grant the releases and undertake the obligations set forth herein.

4.12
Warranty of Power. Each Party warrants and represents that it is duly organized and validly existing under the laws of the state or nation of its incorporation or formation, and that it has full power and authority to enter into this Settlement Agreement and carry out the provisions hereof.

4.13
No Third Party Beneficiaries. No person or entity shall be considered a third party beneficiary of, or otherwise entitled to any rights or remedies under this Settlement Agreement, except with respect to the releases expressly provided for herein.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM CORP. OF CERTAIN PROVISIONS OF THIS
AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

4.14	Governing Law. This Settlement Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California, without giving effect to its choice of law provisions.

4.15
Severability. If any provision of this Settlement Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Settlement Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Settlement Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Settlement Agreement shall remain in full force and effect.

4.16
Gender/Plural/Connectives. Whenever in this Settlement Agreement the context may require, the masculine gender shall be deemed to include the feminine and/or neuter, and vice versa, the singular to include the plural, and vice versa, and (to give the releases herein the broadest interpretation and scope, as is desired by the Parties hereto) the connectives “and” and “or” to mean “and/or.”

4.17
Attorneys’ Fees/Costs. All Parties shall bear their own attorneys’ fees, expenses, and costs in connection with, related to, or arising from this Settlement Agreement or otherwise relating to the matters released herein.

4.18
Headings. Headings as used in this Settlement Agreement are for convenience only and are not a part of this Settlement Agreement. The Parties acknowledge that they have read the full substance of each paragraph and are not relying upon the headings.

4.19
Notices. Any notice appropriate or required to be given hereunder shall be by Federal Express and email, or, in the alternative, at the option of the sender, by messenger, and shall be to the following addresses, or such other address as is subsequently noticed in writing to all Parties:

If to Gaiam:
Bert H. Deixler
Kendall Brill & Kelly LLP
Santa Monica Blvd., Suite 1725
Los Angeles, CA 90067
bdeixler@kbkfirm.com
AND
John Jackson|
Gaiam, Inc.
833 W. South Boulder Road

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM CORP. OF CERTAIN PROVISIONS OF THIS
AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Louisville, CO 80027
john.jackson@gaiam.com
If to Cinedigm:
Patricia Glaser
Glaser Weil Fink Howard Avchen & Shapiro LLP
Constellation Blvd., 19th Floor
Los Angeles, CA 90067
pglaser@glaserweil.com
AND
Gary S. Loffredo
Cinedigm Corp.
Broadway, 9th Floor
New York, NY 10010
gloffredo@cinedigm.com

4.20
Execution in Counterparts. The Parties may execute this Settlement Agreement by facsimile or PDF and in counterparts, each one of which shall have the same force and effect as an original, and all of which together shall constitute one and the same instrument.

CONFIDENTIAL TREATMENT REQUESTED BY CINEDIGM CORP. OF CERTAIN PROVISIONS OF THIS
AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, the Parties have each caused this Settlement Agreement to be duly executed as of the Effective Date.

Dated:	September 30, 2015	GAIAM, INC. By: /s/ J. Johnson Its: EVP
Dated:	September 30, 2015	GAIAM AMERICAS, INC. By: /s/ J. Johnson Its: EVP
Dated:	September 29, 2015	CINEDIGM CORP. By: /s/ Adam M. Mizel Its: COO
Dated:	September 29, 2015	CINEDIGM ENTERTAINMENT HOLDINGS, LLC By: /s/ Adam M. Mizel Its: COO

EXHIBIT A

Exhibit A to Settlement Agreement
Accounts Receivable Reconciliation

Accounts Receivable Reconciliation Total		Per OBS Amount	Source
Accounts Receivable Outstanding	A	***	Gaiam Opening Balance Sheet
Chargebacks	B	***	Gaiam Opening Balance Sheet
Gross A/R Per OBS	C = A+B	***
Less: Reserve Accrual Pre-Closing	D	***	Gaiam Opening Balance Sheet
Total OBS A/R, Net	E = C+D	***

Total Gross Sales Post Closing	F	***	Diver Sales Data October ’13 -May ‘14
Less: Returns Post-Closing	G	***	Diver Sales Data October ’13 -May ‘14
Amounts Reserved For on OBS	H	***	See “D” above
Net Sales Post Closing	I = F+G+H	***

Total Expected Cash Collections	J = E+I	***

Total CM’s Issued to Clear Non-Return DM’s	K	***	“CDGM All Debit and Credit Memos” File
Open Debit Memos - Non Return	L	***	“CDGM All Debit and Credit Memos” File
Open Debit Memos - Return	M	***	“CDGM All Debit and Credit Memos” File
Open Debit Memos - Post 5/31/2014	N	***	Gaiam Payment Sheets
Total Outstanding Amounts	O = K+L+M+N	***

Total Net Cash Collections Due	P = J+O	***

Total Payments Collected by Gaiam / Direct	Q	***	Societe Generale Deposits
Additional Amounts to be Collected	R	***	***
*** Holdback per MIPA Cash Shortfall	S T = P+Q+R+S	***	MIPA - Section 2.02(c)(i)
***

Open Credit Memos to be Accepted	U	***	“CDGM All Debit and Credit Memos” File
Open Non-Return Chargebacks (Rejected)	V	***	“CDGM All Debit and Credit Memos” File
Open Return Chargebacks Non *** (Rejected)	W	***	“CDGM All Debit and Credit Memos” File
Open Return Chargebacks *** (Rejected)	X	***	“CDGM All Debit and Credit Memos” File
*** Design - Not Owned Title	Y	***	Title Not Owned by CGDM - Posted to GL
Cash Amount Due to Cinedigm	Z = Sum(T:Y)	***

*** CONFIDENTIAL PROVISIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS